UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported):  August 5, 2002



                  THE PRESTIGE GROUP.NET, INC.
             ---------------------------------------
     (Exact name of registrant as specified in its charter)






     Nevada                 000-32495                88-0441287
 ------------------------------------------------------------------
(State  or other      (Commission File No.)     (I.R.S. Employer
jurisdiction of                                  Identification No.)
incorporation or
organization)




        4610 So. Ulster Street, Suite 150, Denver, Colorado 80237
        ---------------------------------------------------------
              (Address of principal executive offices)





    Registrant's telephone number, including area code: (720) 528-7303


                                  N/A
                       -------------------------
      (Former name or former address, if changed since last report)



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Item 5.        OTHER EVENTS.

     On August 5, 2002, the Registrant, Douglas G. Gregg and Paul
S. Sidey, the sole shareholders of Paramount Financial Group, Inc. ("PFG"), a Colorado corporation, entered into a Letter of Intent regarding the acquisition of PFG by the Registrant. PFG is a Denver, Colorado-based corporation that Douglas G. Gregg, President and a director of the Registrant founded in 1996. PFG specializes in the development and placement of private debt financing and commercial equipment leasing transactions. In addition to such activities, PFG's two wholly-owned subsidiaries, Paramount Mortgage Investments, Inc. ("PMI") and Paramount Real Estate Investment Trust, Inc. ("PREI"), both Colorado corporations established by Mr. Gregg in 2002, engage in residential and commercial mortgage investments and commercial real estate transactions. Douglas G. Gregg, President and a director of the Company is also the majority shareholder, President, and a director of PFG and President and a director of each of PMI and PREI. Paul S. Sidey, Secretary and a director of the Registrant is also a shareholder, Secretary and a director of PFG, and Secretary and a Director of PMI and PREI. A closing of the Registrant's proposed acquisition of PFG is subject to the parties negotiating final terms and conditions of the proposed acquisition, negotiating and executing the definitive acquisition agreements, satisfactorily completing due diligence investigations, and other standard conditions precedent to transactions of such nature and magnitude. As of the date of this Current Report, the Registrant can not provide assurances that its proposed acquisition of PFG will close.



Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

  a.   Financial Statements.

            None.

  b.   Exhibits.

       99.4 Letter of Intent dated August 5, 2002, by and between The Prestige Group.Net, Inc., Douglas G. Gregg and Paul S. Sidey.

       99.5 Press Release by The Prestige Group.Net, Inc., dated August
            6, 2002, concerning the Letter of Intent dated August 5, 2002 by and between The Prestige Group.Net, Inc., Douglas G. Gregg and Paul S. Sidey.






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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  August 6, 2002              THE PRESTIGE GROUP.NET, INC.




                               /s/ DOUGLAS G. GREGG
                               ----------------------------
                               Douglas G. Gregg, President











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